Exhibit 99.1

CENTRAL VALLEY COMMUNITY BANCORP

2005 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (Agreement), effective                             (Award Date), is between Central Valley Community Bancorp (Company), a California corporation, and            (Participant). This Agreement is made pursuant to the terms and conditions of the Central Valley Community Bancorp 2005 Omnibus Incentive Plan (Plan), a copy of which is attached to this Agreement as Exhibit A.

A. Award Of Options.

1.               Award Of Incentive Stock Options.

The Company grants to Participant Incentive Stock Options (ISOs) to purchase           shares of Company common stock (Shares) as of the Award Date, according to the terms and conditions set forth in the Plan and this Agreement.

The Exercise Price for the ISOs awarded to Participant shall be         dollars ($      ) per Share, equal to or greater than the market value of a Share on the Award Date. These options are intended by the parties to be, and shall be treated as incentive stock options (as such term is defined under section 422 of the Internal Revenue Code of 1986, as amended (Code)). If the options, or any option, fail to meet the requirements for ISOs under Code section 422 for any reason, such option(s) shall be treated as Nonstatutory Stock Options.

2.               Award Of Nonstatutory Stock Options.

The Company grants to Participant Nonstatutory Stock Options (NSOs) to purchase                                                  (          ) Shares as of the Award Date, according to the terms and conditions set forth in the Plan and this Agreement.

The Exercise Price for the NSOs awarded to Participant shall be                                          dollars ($                  ) per Share, equal to  or greater than the market value of a Share on the Award Date.

B. Vesting And Exercise.

1.               Options awarded under this Agreement may be exercised to the extent vested. The Participant has the right to exercise options on the dates and in the percentages shown below:

Date Options Vest	Vested Percentage (rounded up to the next whole Share)
Award Date	0%
First Anniversary of Award Date	20%
Second Anniversary of Award Date	20%
Third Anniversary of Award Date	20%
Fourth Anniversary of Award Date	20%
Fifth Anniversary of Award Date	20%

2.               The Participant may exercise options by (i) giving notice to the Company, in accordance with Paragraph E.8., specifying the number of options to be exercised, and (ii) payment of the Exercise Price. Payment, if any is required, shall be made either (i) in cash  (including check, bank draft or money order), or (ii) by delivering Shares having a fair market value equal to the Exercise Price, or a combination of cash and such Shares.

C. The Plan.

The provisions of the Plan are incorporated into this Agreement by reference and, in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

D. Termination Of Options.

The options and all rights under this Agreement, to the extent such rights have not been exercised, shall expire ten (10) years from the Award Date (Option Term).

E. Miscellaneous Provisions.

1.                     Withholding Taxes

In the event that the Company determines that it is required by law to withhold federal, state, or local taxes as a result of any transaction involving this Agreement or the Plan, the Participant shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

The Company retains the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

2.                     No Rights Of Shareholders

A Participant shall have no rights as a shareholder with respect to options unless and until certificates for Shares are issued to him or her.

3.               No Employment Rights.

Nothing in this Agreement shall be construed as giving the Participant the right to be retained as an employee of the Company.

4.               Further Assurances.

Each party to this Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary or requested to carry out the provisions of this Agreement.

5.               Attorneys’ Fees.

In any legal action or other proceeding brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

6.               Confidentiality.

Participant agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of options which have been awarded, are confidential. Participant agrees that he or she will not disclose these terms and conditions to any third party, except to Participant’s financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

7.               Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

8.               Notices.

Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand; upon facsimile transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Participant at the corresponding address below. Each party shall be obligated to notify the other in writing of any change in that party’s address.  Notice of change of address shall be effective only when done in accordance with this paragraph.

If to the Company, to:

Central Valley Community Bank

7100 N Financial Drive, Suite 101

Fresno   CA   93720

If to the Participant, to the address specified below his or her signature below.

9.               Entire Agreement.

This Agreement and the Plan, together with those documents that are referenced in the Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Participant and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

10.         Amendments.

This Agreement may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Award Date and by its terms applies to the options; or (ii) for other matters and circumstances, with the consent of the Participant.

11.         Successors And Assigns.

Participant agrees that he or she will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, except as expressly permitted by this Agreement.  Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void. Subject to the limitations set forth in this Agreement, the Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of the Participant, including any executors, administrators, or other legal representatives. It shall not benefit any person or entity other than those specifically enumerated in this Agreement.

12.         Severability.

If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

13.         Interpretation.

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to paragraphs are to the paragraphs of this Agreement.

14.         Counterparts.

This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

The parties have duly executed this Agreement as of the date first written above.

COMPANY

CENTRAL VALLEY COMMUNITY BANCORP
A California Corporation

By:
Daniel J Doyle

Title:	President/CEO

PARTICIPANT

Address